UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 22, 2004

HEALTH OUTCOMES MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

                              Minnesota                                         0-9587                                      41-1546471
     (State or Other Jurisdiction of Incorporation or Organization)     (Commission File Number)     (IRS Employer Identification Number)

8311 Windbreak Trail N.
St. Paul, Minnesota 55042
(Address of Principal Executive Offices, including Zip Code)

(612) 245-4773
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 22, 2004, Heath Outcome Management, Inc. ("HOMI") entered into a definitive Agreement and Plan of Merger with Hudson Securities Inc. ("Hudson"). Pursuant to the agreement Hudson is to merge into Hudson Acquisition, Inc., a wholly owned subsidiary of HOMI, in exchange for shares of HOMI's common stock. Following the merger current Hudson stockholders will own approximately 94% of HOMI's outstanding common stock and current HOMI stockholders will own approximately 6%.

Item 8.01 Other Events

On December 22, 2004, Hudson Securities, Inc. issued a press release announcing that it had entered into definitive agreement to acquire Health Outcome Management, Inc. (HOMI.OB) in a reverse merger. The press release attached hereto as Exhibit 99.1 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.       Description
2.1                     Agreement and Plan of Merger between Health Outcome Management, Inc. Hudson Acquisition, Inc and Hudson Securities, Inc. dated December 22, 2004
99.1                   Press Release of Hudson Securities dated December 22, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH OUTCOMES MANAGEMENT INC.
(A Minnesota Corporation)

/s/PETER J. ZUGSCHWERT
Peter J. Zugschwert
Chief Executive Officer

Date:  December 27, 2004